UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 28, 2025

Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(800) 361-6312

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

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SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2025, Joshua Rosen resigned as a director of Body and Mind Inc. (the “Company”). Mr. Rosen was a member of the audit committee of the Board of Directors (the “Board”) as well as a member and the chair of the compensation committee of the Board.

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On January 29, 2025, the Company issued a news release to announce that further to its news releases dated November 29, 2024, December 13, 2024, December 30, 2024, January 6, 2025 and January 20, 2025, the Company’s principal regulator in Canada, the British Columbia Securities Commission (the “BCSC”), has issued a cease trade order (the “CTO”) to the Company as a result of the Company’s inability to file its annual audited financial statements for the year ended July 31, 2024, its interim financial report for the period ended October 31, 2024, the related management’s discussion and analysis for the periods ended July 31, 2024 and October 31, 2024, and the required CEO and CFO certifications of annual and interim filings for the periods ended July 31, 2024 and October 31, 2024 (collectively, the “Required Filings”) by the applicable filing deadlines.

The CTO prohibits the trading by any person of any securities of the Company in each jurisdiction in Canada in which the Company is a reporting issuer, including trades in the Company’s shares of common stock made through the Canadian Securities Exchange, for as long as the CTO remains in effect. The CTO provides an exception for beneficial securityholders of the Company who are not currently (and who were not as of January 28, 2025) insiders or control persons of the Company and who sell securities of the Company acquired before January 28, 2025, if both of the following criteria are met: (i) the sale is made through a “foreign organized regulated market”, as defined in section 1.1 of the Universal Market Integrity Rules of the Investment Industry Regulatory Organization of Canada, and (ii) the sale is made through an investment dealer registered in a jurisdiction of Canada in accordance with applicable securities legislation.

The CTO will remain in place until such time as the Required Filings have been filed, following which the Company expects that the BCSC will revoke the CTO. The Company is continuing to make efforts to file the Required Filings as soon as possible. The Company will endeavour to issue regular news releases to keep the investing public apprised of the situation and the progress of its audit and filing efforts.

Additionally, the Company announces that Josh Rosen has resigned as a director of the Company. The Company would like to thank Josh for his valuable work and dedication. Josh’s experience and support have been crucial to advancing the Company and we wish him all the best with his future endeavours.

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A copy of the news release is attached as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	News Release dated January 29, 2025

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

	By:	/s/ Michael Mills
DATE: January 29, 2025		Michael Mills President, CEO and Director

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